UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2023

Date of Report (Date of Earliest Event Reported)

Vontier Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39483	84-2783455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5438 Wade Park Boulevard, Suite 600
Raleigh, NC	27607
(Address of Principal Executive Offices)	(Zip Code)

(984) 275-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	VNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Deferred Incentive Plan

On June 8, 2023, the Board of Directors (the “Board”) of Vontier Corporation (the “Company”) approved an amendment to the Vontier Corporation Executive Deferred Incentive Plan (the “EDIP”) to be effective as of September 30, 2023 (as amended and restated, the “Amended and Restated EDIP”). The EDIP is a non-qualified deferred compensation program for selected members of the Company’s management. The Company uses the EDIP to tax-effectively contribute amounts to eligible employees’ retirement accounts and give eligible employees an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. The EDIP was amended and restated in order to, among other things, cap employer contributions for eligible employees who begin participating in the Amended and Restated EDIP on or after September 30, 2023 at 6%, regardless of the number of years of participation in the plan. In addition, the Amended and Restated EDIP provides for a new vesting schedule for eligible employees who begin participating in the Amended and Restated EDIP on or after September 30, 2023. The new vesting schedule, which is also applied retroactively, provides that 20% of employer contributions vest each year, such that participants are fully vested upon five years of service; however, there is immediate vesting for termination without cause or good reason resignation (as defined in the Amended and Restated EDIP) within 24 months following a change-in-control of the Company. The terms of the Amended and Restated EDIP are otherwise substantially the same as the terms of the prior version of the plan.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated EDIP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Separation Pay Plan

On June 11, 2023, the Board of the Company approved the Separation Pay Plan for Officers, Key and Senior Executives (the “Separation Plan”), which replaces the Severance and Change-in Control Plan for Officers. Under the Separation Plan, the Company’s executive officers are eligible to receive severance benefits upon: (i) a termination without cause (as defined in the Separation Plan) not preceded by a change-in-control of the Company and (ii) a termination without cause, or good reason resignation (as defined in the Separation Plan), within 24 months following a qualified change-in-control of the Company. The level of benefits provided under the Separation Plan depends on the participant’s job title, as more fully described below.

The Company provides the following severance benefits under the Separation Plan upon a termination without cause not preceded by a change-in-control of the Company:

Compensation	President and CEO	Other NEOs

Cash Severance Payment	2.0 times base salary	1.0 times base salary

Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same as President and CEO

Equity Awards

•   Based on actual performance against performance targets (if any);

•   Subject to original time-vesting; and

•   If granted at least six months prior to separation, prorated for the period from the date of grant to the date of termination.

Same as President and CEO

Health Benefits	24 months	12 months

If, within 24 months following a qualified change-in-control of the Company, an eligible participant is terminated without cause, or resigns for good reason, then the following severance payment would be due:

Compensation	President and CEO	Other NEOs

Cash Severance Payment	2.5 times base salary and target annual incentive award	2.0 times base salary and target annual incentive award

Prorated Cash Annual Incentive Award	Target annual incentive award prorated for the period from the beginning of the year to the date of termination	Same as President and CEO

Equity Awards	Immediate acceleration of all unvested outstanding equity awards	Same as President and CEO

Health Benefits	30 months	24 months

280G Excise Tax	No tax gross up	No tax gross up

The foregoing description of the Separation Plan is qualified in its entirety by reference to the full text of the Separation Plan, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On June 8, 2023, the Board of the Company revised the director and executive officer stock ownership policy (the “Ownership Guidelines”). Under the revised Ownership Guidelines, unvested performance stock units no longer count toward the ownership requirements set forth in the Ownership Guidelines. Except as set forth herein, the terms of the revised Ownership Guidelines are otherwise the same as described under the heading “Stock Ownership Requirements” in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 7, 2023.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Vontier Corporation Amended and Restated Executive Deferred Incentive Plan

10.2	Vontier Corporation Separation Pay Plan for Officers, Key and Senior Executives

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONTIER CORPORATION

Date: June 13, 2023	By:	/s/ Courtney Kamlet
	Name:	Courtney Kamlet
	Title:	Vice President - Group General Counsel and Corporate Secretary